Exhibit 23.2





INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of fonix (TM) corporation on Form S-3 of our report dated March 28, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-KSB of fonix (TM) corporation for the year ended December 31, 1996 and to reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Salt Lake City, Utah
July 14, 1997